Exhibit 99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Appoints Alison Dean Executive Vice President and Chief Financial Officer

Company Increases First Quarter 2013 Expectations

BEDFORD, Mass., March. 11, 2013 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced the appointment of Alison Dean as executive vice president and chief financial officer. She will begin her new position effective April 5, 2013 and will report to Colin Angle, chief executive officer.

Dean, who has 25 years of experience in finance, joined iRobot in 2005, prior to the company’s public offering, to prepare the company for the public market. While at iRobot, she has been responsible for investor relations, company-wide financial planning, accounting, and SEC reporting. Dean previously held the position of principal accounting officer and has been responsible for evaluating the company’s investment decisions, including acquisition targets. During her seven year tenure at iRobot, revenue has grown from $142 million to $436 million, while achieving mid-teens EBITDA margins. Prior to joining iRobot, she held several senior positions at 3Com Corporation, most recently as corporate controller. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Dean succeeds John Leahy, who is stepping down after four years to join a late-stage private company.

“I am delighted that Alison Dean will become iRobot’s chief financial officer. Her extensive experience in finance and operations, as well as her deep understanding of iRobot’s market strategy, operating model and financial systems enable her to easily transition and immediately contribute in her new role on our experienced and successful leadership team,” said Colin Angle, iRobot chief executive officer. “We wish John Leahy well and thank him for his dedication, guidance and outstanding personal contribution to improving the operational and financial infrastructure of the company over the past four years.”

“Based on strong quarterly results to date in both our Home Robot and Defense & Security business units, iRobot is increasing our expectations for the first quarter of fiscal 2013. We now expect revenue of $102 to $104 million, earnings per share of $0.16 to $0.20 and Adjusted EBITDA of $10 to $12 million. Strong sell through both domestically and overseas is driving sales of our home robots and our strong Q1 backlog in Defense & Security gives us confidence in achieving these expectations,” Colin added.

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its defense & security robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, anticipated revenue, earnings per share and Adjusted EBITDA for the first quarter ending March 30, 2013. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com